Exhibit (a)(5)(iii)

MCI Capital, LC Announces the Final Results and Closing of Cash Tender Offer for Shares of Common Stock of StarTek, Inc.

IOWA CITY, IA, January 10, 2023 – MCI Capital, LC (“MCI”), a wholly owned subsidiary of MCI, LC, announced the final results of its previously announced cash tender offer to purchase up to 4,000,000 shares of common stock of StarTek, Inc. (NYSE:SRT) (“StarTek”) at a purchase price of $4.20 per share, which expired at 5:00 p.m., New York City time, on January 4, 2023. The tender offer fully closed on January 9th, 2023.

MCI has accepted for payment, at a purchase price of $4.20 per share, and promptly paid $12,350,713.20 for, all 2,940,646 shares of common stock that were validly tendered and not validly withdrawn pursuant to the Offer. After giving effect to this transaction, MCI and its affiliates beneficially own approximately ~7.3% of StarTek’s outstanding shares of common stock as of October 31, 2022.

“During our strategic CX BPO investment search, we found a great fit in StarTek, and look forward to being a material shareholder," said Anthony Marlowe, MCI CEO.

About MCI: MCI, LC is a holding company for multiple operating companies that provide a diverse set of tech-enabled business process outsourcing (BPO) and customer experience (CX) technology services. MCI Capital, LC is a wholly-owned subsidiary of MCI, LC.

Driving modernization through digitalization, MCI ensures clients do more for less. MCI organically grows, acquires and operates companies that have synergistic products and services portfolios, including but not limited to Automated Contact Center Solutions (ACCS), customer contact management, IT Services (IT Schedule 70), Cloud Hosting, Temporary and Administrative Professional Staffing (TAPS Schedule 736), Business Process Management (BPM), Business Process Outsourcing (BPO), Claims Processing, Collections, Customer Experience Provider (CXP), Customer Service, Digital Experience Provider (DXP), Account Receivables Management (ARM), Application Software Development, Managed Services, Voice Over Internet Protocol (VoIP), and Technology Services, to mid-market, Federal & enterprise partners.

MCI now employs almost 5,000 talented individuals with 300+ diverse Global client partners across the following MCI brands: GravisApps, Gravis Marketing, Mass Markets, MCI BPO, MCI Federal Services (MFS), Teletechnology, The Sydney Call Center, OnBrand24, and Valor Intelligent Processing (VIP).

MCI and its subsidiaries had previously made Inc. Magazine's List of Fastest-Growing Companies 18 times, respectively.

MCI has customer contact management centers, IT services, and business process outsourcing service delivery in the USA, Canada, Asia, Mexico, and Central America. MCI provides products and services under the following NAICS Codes: 511210 Software Publishers, 518210 Data Processing, Hosting, and Related Services, 519190 All Other Information Services, 524291 Claims Adjusting, 541511 Custom Computer Programming Services, 541512 Computer Systems Design Services, 541519 Other Computer Related Services, 541519 Information Technology and Value Added Resellers, 541611 Administrative Management and General Management Consulting Services, 541613 Marketing Consulting Services, 541690 Other Scientific and Technical Consulting Services, 541990 All Other Professional, Scientific, and Technical Services, 561110 Office Administrative Services, 561320 Temporary Help Services,

561330 Professional Employer Organizations, 561421 Telephone Answering Services, 561422 Telemarketing Bureaus and Other Contact Centers, 561431 Private Mail Centers, 561440 Collection Agencies, 561499 All Other Business Support Services, 561990 All Other Support Services, 611430 Professional and Management Development Training. Find out more at www.mci.world

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. Reference is made to the risks and uncertainties relating to the business, operations, affairs, results, and financial condition of StarTek detailed in reports filed by StarTek with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 (including the “Risk Factors” section thereof), which may be viewed on the SEC's website at www.sec.gov. MCI cautions that the foregoing factors are not exclusive. Readers should not place undue reliance on any forward-looking statement, which speaks only as of the date made. In addition, past performance may not be indicative of future results.